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                                                                    Exhibit 99.1
[GRAPHIC OMITTED][GRAPHIC OMITTED]
BALDWIN & LYONS, INC.
PROTECTIVE INSURANCE COMPANY
SAGAMORE INSURANCE COMPANY
B & L INSURANCE, LTD. (BERMUDA)
[OBJECT OMITTED]
1099 North Meridian Street
Indianapolis, IN 46204
(317) 636-9800


Subject:  Officer and Director Changes

August 8, 2007

Press Contact: G. Patrick Corydon
(317) 636-9800 (ext. 355)
corydon@baldwinandlyons.com


INDIANAPOLIS, INDIANA, AUGUST 8, 2007--Baldwin & Lyons, Inc. (NASD: BWINA, BWINB) today announced that Mr. Jon Mills will be retiring from the Board of Directors of the company, effective with yesterday's regular board meeting. Mr. Mills, Co-Chairman of Medline Industries, Inc., served as a director since 2004. The Company extends its gratitude for his service and counsel.

Mr. Kenneth D. Sacks was nominated and elected by the Board of Directors to fill the vacant seat on the company's Board of Directors caused by Mr. Mill's retirement. Mr. Sacks, 42, is currently Executive Vice President and a member of the board of directors of JMB Insurance, Inc., an insurance brokerage company located in Chicago and has held various positions with this firm since 1992. Prior to his affiliation with JMB Insurance, Inc., Mr. Sacks was engaged in real estate portfolio management with JMB Realty Corporation in Chicago and Merrill Lynch Hubbard in New York.

The Company also announced the election of Jennie L. LaReau to the position of Vice President of Underwriting, John E. Mitchell to the position of Vice President of Reinsurance and Actuarial Services and Craig C. Morfas to the position of Vice President of Claims and General Counsel of Baldwin and Lyons, Inc. by the Board of Directors. Each of the new officers is a long time employee of the Baldwin & Lyons Group and, most recently, has served in a similar position for the Company's subsidiary, Protective Insurance Company. Their new duties will encompass all of the products produced by the Company.

About the company:
Baldwin & Lyons, Inc., based in Indianapolis, Indiana, is a specialty property-casualty insurer with a leading position in providing liability coverage for large and medium-sized trucking fleets. Additionally, the company's product offerings include coverage for non-standard private passenger automobile and small fleet trucking as well as a limited program of reinsurance assumed.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
FORWARD-LOOKING STATEMENTS IN THIS REPORT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE INHERENT RISKS AND UNCERTAINTIES. READERS ARE ENCOURAGED TO REVIEW THE COMPANY'S ANNUAL REPORT FOR ITS FULL STATEMENT REGARDING FORWARD-LOOKING INFORMATION.